CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our Firm under the caption “Counsel” included in the Statement of Additional Information that is included in Post-Effective Amendment No. 115 to the Registration Statement on Form N-1A (Securities Act File No. 2-74228, Investment Company Act File No. 811-03275) of Legg Mason Partners Investment Funds, Inc. for Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value, Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value, Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value, Legg Mason Multiple Discipline Funds Balanced All Cap Growth and Value and Legg Mason Partners Multiple Discipline Funds All Cap and International.

/s/ Willkie Farr & Gallagher LLP

August 24, 2006

New York, New York

CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our Firm under the caption “Counsel” included in the Statement of Additional Information that is included in Post-Effective Amendment No. 115 to the Registration Statement on Form N-1A (Securities Act File No. 33-4806, Investment Company Act File No. 811-4636) of Legg Mason Partners Investment Funds, Inc. for Legg Mason Partners Hansberger Global Value Fund.

/s/ Willkie Farr & Gallagher LLP

August 24, 2006

New York, New York